EXHIBIT 10.2

CONFIDENTIAL PORTIONS OMITTED

Counterfeit Deterrence System

Development and License Agreement

Table of Contents:

1.	DEFINITIONS AND PRINCIPLES OF INTERPRETATION	3

2.	SCOPE OF THE SERVICES	11

3.	PROGRAM MANAGEMENT	13

4.	DELIVERABLES	16

5.	RESPONSIBILITIES OF THE CBCDG	17

6.	PRICE AND PAYMENT	18

7.	CHANGE MANAGEMENT	20

8.	INTELLECTUAL PROPERTY MATTERS	22

9.	INTELLECTUAL PROPERTY INDEMNIFICATION	24

10.	REPRESENTATIONS AND WARRANTIES OF DIGIMARC	27

11.	REPRESENTATIONS AND WARRANTIES OF THE BIS	29

12.	CONFIDENTIALITY	30

13.	AUDIT AND INSPECTION	32

14.	DISPUTE RESOLUTION	33

15.	TERM AND TERMINATION	33

16.	FORCE MAJEURE	36

17.	NOTICES	36

18.	MISCELLANEOUS PROVISIONS	37

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Counterfeit Deterrence System

Development and License Agreement

This Counterfeit Deterrence System Development and License Agreement (the “Agreement”) is made

Between

DIGIMARC CORPORATION, a corporation incorporated under the laws of Oregon and having its head office at 9405 SW Gemini Drive, Beaverton, Oregon, U.S.A. 97008 (“Digimarc”)

and

BANK FOR INTERNATIONAL SETTLEMENTS, created pursuant to The Hague Agreements of January, 1930 having its head office at Centralbahnplatz 2, CH-4051 Basel, Switzerland (“BIS”)

Recitals

WHEREAS:

Effective 1 January 1999, the predecessor to Digimarc (then also known as Digimarc Corporation and subsequently merged into L-1 Identity Solutions Inc. in 2008) and the BIS entered into an agreement entitled the “Counterfeit Deterrence System Development and License Agreement.”

WHEREAS:

On 14 March 2000, 28 December 2001, 1 January 2002 and 1 January 2004, the predecessor to Digimarc and the BIS entered into Amendments to the Counterfeit Deterrence System Development and License Agreement (hereinafter the First, Second, Third and Fourth Amendments). On 18 August 2008, the BIS consented to assignment of the Agreement of 1999 and its amendments to Digimarc.

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WHEREAS:

The parties agreed to restate the Counterfeit Deterrence System Development and License Agreement to include the First, Second, Third and Fourth Amendments into a new agreement and to make additional amendments. The restated and revised agreement was effective from 1 October 2009 (the “2009 Agreement”).

WHEREAS:

The parties wish to renew and extend this Counterfeit Deterrence System Development and License Agreement by entering into this renewal and extension agreement effective 1 January 2013.

WHEREAS:

The parties have agreed that all Services performed prior to 1 January 2013 shall be governed by the previous versions of this Development and License Agreement in effect at the time of those Services.

NOW THEREFORE:

Inconsideration of the promises and covenants set out in the Agreement and other good and valuable considerations, the receipt and adequacy of which are acknowledged by each of the parties, the parties agree as follows:

1.	DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions – Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

“Agreement” means these articles of agreement, including the Schedules, and those documents as specified or referenced in this Agreement as forming part of the Agreement, all as may be amended from time to time;

“Allowable Cost” means a cost of the kind identified in Schedule F;

“Arbitration Agreement” means the agreement attached as Schedule G;

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“BIS Technology” means that technology that the BIS has the right to license, including (a) [**], that the BIS licences to Digimarc on the terms set out in clause 8.1 to use, design or implement the CDS and all Intellectual Property Rights in that licensed [**];

“Business Day” means a day on which both the BIS and Digimarc are open for business at their respective addresses noted above;

“CBCDG” means a committee of representatives from various [**] called “Central Bank Counterfeit Deterrence Group”, previously known as “[**]”;

“CBCDG Contract Authority” means the chairman of the CBCDG Executive Committee;

“CBCDG Project Director” means the project director appointed by the CBCDG Contract Authority from time to time on notice to the Digimarc Contract Authority;

“CBCDG Project Office” means the project office established by the CBCDG Contract Authority, or its staff as the case may be, and that is responsible for the oversight of the overall relationship among the BIS, the CBCDG, the [**] the CDS Technology, and Digimarc and for the key day-to-day contract management;

“CBCDG Task” has the meaning assigned to it by clause 5.1;

“CDS Technology” collectively, means whatever of the BIS Technology, the Digimarc Technology and the Project Technology is incorporated into the CDS;

[**]

“Confidential Information” means information disclosed during the Term of this Agreement in any form which, if disclosed in tangible form, is labelled “Confidential”, “Proprietary” or with a similar legend, or if disclosed orally is information that by its nature would be understood to be confidential to the Discloser;

“Contract Authority” means either the CBCDG or Digimarc Contract Authority, as the context requires;

“Counterfeit Deterrence System” or “CDS” or “System” means a system for [**] that includes [**]. The System incorporates means for [**];

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“Deliverable” means a product, document or tool to be delivered by Digimarc identified in a Statement of Work;

“Dependency” means any of the following dependencies of Digimarc on [**] and their employees, agents, representatives and subcontractors:

(a)	performing a task upon which Digimarc’s performance of any part of the Services is dependent;

(b)	timely providing to Digimarc the relevant technical information, [**];

(c)	timely returning/negotiating [**], documents of understanding as necessary to protect Digimarc or BIS intellectual property;

(d)	having attendance of the relevant [**] employees or consultants at key briefings and review meetings; and

(e)	such dependencies as are expressly identified in a Statement of Work;

“Device” means any device in which the [**] device;

“[**]” means the [**] of a [**];

“Digimarc Contract Authority” means the individual designated by Digimarc in writing to the CBCDG Contract Authority from time to time;

“Digimarc Project Director” means the Project Director appointed by the Digimarc Contract Authority in accordance with the provisions of clause 3.3;

“Digimarc Technology” means:

(a)	the technology partially described in Schedule B developed or owned by Digimarc prior to 1 January 1999 to the extent that it forms part of the CDS;

(b)	all Improvements to the technology described in (a) made by or on behalf of Digimarc other than under this Agreement to the extent that they form part of the CDS;

(c)	all Improvements to the technology described in (a) made by or on behalf of Digimarc under this Agreement to the extent that they relate to or form part of the CDS; and

(d)	all Intellectual Property Rights in all such technology and Improvements;

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“Digital Watermark” refers to [**] (including [**]) that are [**] from [**] by [**] of [**], which [**] of [**] and yet do not significantly [**] from the aesthetics of the [**] or [**] thereby. Examples include:

(a)	generally imperceptible changes to [**] or placement in [**];

(b)	[**] of a substrate, where the [**] substantially uniform to human touch;

(c)	slight localized changes to [**] or [**] of a printed document;

(d)	slight changes to [**]; or

(e)	[**] of substantially [**];

“Discloser” means a party which has disclosed or otherwise made available its Confidential Information to the other party;

“DLA Labour Costs” means the labour costs defined in Schedule F;

“DLA Labour Rates” means the rates for Services set in accordance with Schedule F;

[**]

“Effective Date” means 1 January 2013;

[**]

“[**] Support Services” means Integration Support, Training and conducting Verification Tests;

“Escrow Agent” means a custodian appointed by the CBCDG Contract Authority;

“Escrowed Materials” means any and all materials deposited or to be deposited by Digimarc with the Escrow Agent under this Agreement including the Improvements pertaining to the CDS Technology which shall include the following:

(a)	all Deliverables and work completed by Digimarc (including all [**], [**] and [**] deliverables, supporting documentation, tools and any other product created by Digimarc) in support of delivery of the Services since the last escrow deposit;

(b)	details of the deposit including: full name and version details, number of media items, media type and density, file or archive format, list or retrieval commands, archive hardware and operating system details;

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(c)	name and functionality of each module or application of the Escrowed Materials;

(d)	names and versions of development tools;

(e)	documentation describing the procedures for building, compiling, executing and using the software which forms part of the Escrowed Materials (e.g., technical notes, user guides);

(f)	hardcopy directory listings and tables of the contents of the computer media, manuals and other materials; and

(g)	name and contact details of employee(s) with knowledge of how to maintain and support the Escrowed Materials;

[**]

“Improvement” means any change in the CDS Technology made by or at the direction of Digimarc after 1 January 1999 which enhances, whether by improvement, enhancement, correction, addition or otherwise, the properties, characteristics or manufacture of the CDS and any change to the CDS Technology and/or the [**] made by any [**] in connection with the [**] of the CDS by any [**] that Digimarc has rights in, including customization, improvements, enhancements, corrections, and changes to the [**] so that it can interface properly to a [**];

“Integration Support” means the consulting and programming services to be provided by Digimarc as requested by a [**] to assist the [**] to ensure that the [**] is [**] in a [**];

“Intellectual Property Rights” means all intellectual property rights existing now and in the future including trade secrets, trademarks, copyright, database rights, know-how, topographies, patents and patent applications;

“[**]” means an entity responsible for [**];

“[**]” means the template license agreement with that name agreed upon between the CBCDG and Digimarc, as amended from time to time;

“[**]” means the template license agreement with that name agreed upon between the CBCDG and Digimarc, as amended from time to time;

“Key Personnel” mean those personnel identified in clause 3.5;

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“[**]” means an [**] licensed by Digimarc pursuant to clause 2.2;

“[**]” means an entity that is authorized by a [**] and/or the CBCDG Contract Authority and [**] containing [**] pursuant to clause 2.3;

“[**]” means the template license agreement agreed upon between the CBCDG and Digimarc, as amended from time to time;

“Person” means any individual or other legal entity, including a sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, or a natural person in the capacity of trustee, executor, administrator or other legal representative;

“Plan Budget” means the document approved under clause 3.12 defining a minimum spend commitment for a particular calendar year by the CBCDG, subject to clause 3.13;

“Planning Process” means the process for the development of the Statements of Work and Roadmap as agreed to in writing between the CBCDG Project Office and Digimarc;

“Pricing Formula” means the formula defined in Schedule F, clause 9;

“[**]” means the template license agreement with that name agreed upon between the CBCDG and Digimarc, as amended from time to time;

“[**]” means the template license agreement with that name agreed upon between the CBCDG and Digimarc, as amended from time to time;

“Problem Report” means a report of a problem in a format agreed to by the CBCDG Project Director and Digimarc;

“Project Director” means either the CBCDG or Digimarc Project Director, as the context requires;

“Project Technology” means the technology described in Schedule C developed by or on behalf of Digimarc under this Agreement after 1 January 1999, all Improvements to that technology or to the BIS Technology, and all Intellectual Property Rights in that technology and those Improvements;

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“Properly Embedded” when used in reference to a [**] means that the [**] is [**] in accordance with the written instructions provided with the [**] used to [**] and is capable of passing the Verification Test;

“Recipient” means a party to which the Confidential Information of the other party has been disclosed or otherwise made available;

“Roadmap” means the rolling five year project and budget plan agreed to in writing by the CBCDG Contract Authority and Digimarc and updated annually;

“Schedule” means a schedule to this Agreement;

[**]

“Security Requirements” means the requirements for physical security including electronic systems security set out in Schedule D;

“Services” means the services required to be performed by Digimarc as set out in clause 2, and other services reasonably necessary to comply with its obligations under this Agreement;

“SOW Budget” means the amount approved under clause 3.11 defining a minimum spend commitment related to a Statement of Work for a particular calendar year by the CBCDG, subject to clause 3.13;

“Specifications” for the CDS or any part thereof means the technical specifications for the products and tools of the CDS or part thereof to be delivered or already accepted by the CBCDG Project Director under this Agreement;

“Statement of Work” means the document that captures and defines the work activities, deliverables and timeline Digimarc will execute against in performance of specified work developed in accordance with the Planning Process;

“Term” means the period commencing on the Effective Date and ending on 31 December 2024;

“Training” means the training in the use and operation of the [**] described in Schedule E; and

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“Verification Test” means a test or tests to determine if [**]. The Verification Test is defined in the Verification Test procedure and is executed using the Verification Test tool.

1.2	Interpretation – in this Agreement:

1.2.1	unless otherwise specified, all references to money amounts are to the currency of the United States of America;

1.2.2	the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such Person or Persons or circumstances as the context otherwise permits;

1.2.3	whenever a provision of this Agreement requires an acceptance, approval or consent by a party to this Agreement and notice of such acceptance, approval or consent is not delivered within the applicable time, then the party shall be conclusively deemed to have withheld the acceptance, consent or approval;

1.2.4	unless otherwise specified, the number of days within or following which any payment is to be made or act is to be done shall be interpreted to be continuous and shall be calculated by excluding the day on which the period commences and including the day which ends the period and by extending the period to the next Business Day if the last day of the period is not a Business Day;

1.2.5	unless otherwise specified, the order of precedence for interpreting this Agreement shall be:

(a)	the terms of this Agreement, excluding Schedules;

(b)	the Schedules;

(c)	the Statement of Work;

(d)	as between the delivery schedules forming part of a Statement of Work, and other provisions for such Statement of Work, the delivery schedules shall take precedence;

1.2.6	for greater certainty, a party or representative to which this Agreement grants the right to make a decision or determination in the sole discretion of the party or representative is not required to act reasonably in making the decision or determination and no such decision or determination may be challenged by the other party under the Arbitration Agreement or otherwise;

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1.2.7	the words “includes” or “including” will be construed as meaning “includes without limitation” and “including without limitation” as the case may be; and

1.2.8	a clause or Schedule, unless the context requires otherwise, is a reference to a clause to, a Schedule of, or a paragraph of a Schedule to, this Agreement, as amended from time to time in accordance with this Agreement.

1.3	Applicable Law – The Agreement and all amendments thereto shall be construed in accordance with the laws of England to the exclusion of its rules of conflicts of laws.

1.4	Schedules – The Schedules to this Agreement, listed below, are an integral part of this Agreement.

Schedule	Description
Schedule A	System Description
Schedule B	Digimarc Technology
Schedule C	Project Technology
Schedule D	Security Requirements
Schedule E	Training
Schedule F	Allowable Costs
Schedule G	Arbitration Agreement

2.	SCOPE OF THE SERVICES

2.1	Digimarc shall provide the Services as stated in the Statements of Work.

2.2	Digimarc shall, when requested by the CBCDG Contract Authority, make an irrevocable offer to an [**] to grant the [**] a [**] to the relevant CDS Technology in connection with the banknotes of the [**] on terms no less favourable to the Issuing Authority than those set out in the [**] for CBCDG Members or the [**], as applicable.

2.3	Digimarc shall, when requested by the CBCDG Contract Authority and/or [**]:

(a)	make an irrevocable offer to [**] designated by the CBCDG Contract Authority and/or [**] a [**] to the relevant CDS Technology in connection with [**] of a [**], on terms no less favourable to the [**] than those set out in the [**] as applicable; and

(b)	deliver the relevant CDS Technology to the [**] referred to above at no charge and provide the Training to the [**] for the charges to the [**] described in clause 2.6 within thirty (30) Business Days after the [**] acceptance of the offer to [**], or at such other times as may be agreed between Digimarc and the [**].

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2.4	No later than sixty (60) Business Days after every written request made by a [**] during the Term, Digimarc shall provide Integration Support to the [**] on a date or dates agreed between Digimarc and the [**] for the charges described in clause 2.6.

2.5	No later than twenty (20) Business Day after every written request made by a [**] during the Term, Digimarc shall conduct Verification Tests of [**] on a date or dates agreed between Digimarc and the [**], as the case may be, for the charges specific in clause 2.6.

2.6	The amount charged by Digimarc to the [**] for [**] Support Services will be in accordance with the Allowable Costs.

2.7	Digimarc shall continue to provide support to [**] for the two (2) most recently released versions of the [**] unless the CBCDG Project Director instructs otherwise.

2.8	Digimarc [**] the relevant CDS Technology to all [**] at the request of the CBCDG Project Director on terms no less favourable to the [**] than those set out in the [**].

2.9	Digimarc shall continue to support all deployed versions of the [**] and [**] as instructed by the CBCDG Project Director.

2.10	The BIS hereby grants Digimarc a [**] the BIS may have or acquire under clause 8.2 of the Agreement.

2.11	Digimarc shall be responsible for compliance with laws and regulations governing export from the United States. As between Digimarc and the CBCDG Contract Authority, the CBCDG Contract Authority shall be responsible for advising those using the CDS on compliance with laws and regulations governing export from their countries and on compliance with United States law concerning re-export. Upon request from the CBCDG Project Director, Digimarc shall provide assistance to support the CBCDG Project Director advising such users of the CDS on compliance with laws and regulations governing export from their countries and on compliance with United States law concerning re-export. Costs that Digimarc incurs in compliance with this clause 2.11 are an Allowable Cost.

[**]

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2.12	Digimarc acknowledges and confirms the BIS’ right to enforce clauses 2.2, 2.3 and 2.8 by an application for specific performance or otherwise.

2.13	Digimarc shall at all times comply, and shall ensure that its employees, agents and subcontractors comply, with the Security Requirements.

2.14	The CBCDG Project Office and Digimarc shall develop a plan that establishes a procedure which, upon notice of termination of this Agreement, facilitates the orderly winding down of the Services or the orderly, effective and efficient transition of the operational capability, knowledge of the Services and the responsibility for the provision of the Services, from Digimarc to an alternate supplier (“Termination Assistance Plan” or “TAP”). The TAP shall be reviewed annually and updated as required. The CBCDG Contract Authority agrees to pay for such assistance as provided under the TAP.

3.	PROGRAM MANAGEMENT

3.1	The BIS designates the CBCDG Contract Authority, the CBCDG Project Director and the CBCDG Project Office as its agents to carry out the responsibilities designated to each of them respectively throughout this Agreement. They shall each have only the powers specified in the respective provisions of this Agreement. The BIS hereby agrees to procure the performance of any obligations that are expressed to be performed by any of the CBCDG, the CBCDG Contract Authority, the CBCDG Project Director or the CBCDG Project Office.

3.2	The CBCDG Project Director shall be responsible for coordinating fulfillment by the BIS of its obligations under this Agreement and directing Digimarc in respect of prioritizing effort and timing of Services in relation to any [**] and/or [**] in accordance with the agreed upon Statement of Work and changes thereto. Except as expressly set out in this Agreement, the CBCDG Project Director shall have no authority to amend this Agreement, approve payments or approve or accept Deliverables or other Services or proposals on behalf of the BIS.

3.3	Digimarc shall designate a responsible individual with adequate authority and competence as the Digimarc Project Director. The Digimarc Project Director shall be responsible for coordinating the performance of the Services by Digimarc including serving as project leader and primary interface with the CBCDG, but shall have no authority to agree to an amendment of this Agreement on behalf of Digimarc.

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3.4	The respective Project Directors or Contract Authorities may from time to time appoint one or more persons to represent him or her on prior written notice to the other Project Director or Contract Authority.

3.5	The CBCDG Project Director and Digimarc Project Director shall agree on the list of Key Personnel whose knowledge and skill set make them critical to the delivery of the Services. The list of Key Personnel shall be sent to the CBCDG Contract Authority annually by 31 December. If it becomes necessary for Digimarc to provide substitute or add Key Personnel for any reason, the CBCDG Contract Authority must approve such Key Personnel in advance, which approval shall not be unreasonably withheld. Digimarc shall, at Digimarc’s cost, train the replacement Key Personnel about the job specifics so the replacement personnel shall be able to perform the Services of the replaced Key Personnel at the particular state the Services had reached when the personnel change occurred.

3.6	Digimarc shall replace within a reasonable time under the circumstances any of its employees or authorized subcontractors engaged in fulfilling its obligations under this Agreement, including its Project Director, whose removal is required by the CBCDG Contract Authority, provided that the CBCDG Contract Authority specifies reasonable cause for such removal in writing.

3.7	Digimarc undertakes that all personnel assigned to perform the Services shall be employees or a non-material subcontractor of Digimarc. Digimarc shall provide reasonable prior written notice of its intent to use a material subcontractor. The CBCDG Project Director shall have the right to approve all material subcontractors, which approval shall not be unreasonably withheld. Digimarc undertakes that it shall obtain from each subcontractor prior to permitting that subcontractor to do any part of the Services a written undertaking that all Intellectual Property Rights in any work developed by that subcontractor while providing the Services shall vest absolutely in Digimarc upon the date of creation. Digimarc shall remain responsible for any obligations which are performed by a subcontractor and for the conduct of subcontractors as if they were the acts or omissions of Digimarc.

3.8

Digimarc shall report on progress of the Services in the format and with the frequency directed in writing by the CBCDG Contract Authority. Digimarc will attend such review meetings as requested by the CBCDG Project Director. There will be at least six (6) such review meetings per year or as otherwise agreed by the parties to review technical, planning and resource matters. Each such meeting will last no more than two (2) days

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unless otherwise agreed upon in advance and will be held at a mutually agreeable date and location. At least half of the review meetings will be held at Digimarc. Digimarc will also provide a presentation for the CBCDG [**] on development and [**] progress at least once per year if requested by the CBCDG Project Director.

3.9	In the event that it becomes evident to a Project Director that a failure or delay to perform in accordance with a party’s obligations under this Agreement will result in a material impact on the completion of the Services in accordance with the applicable Statement of Work, then the relevant Project Director shall immediately bring the issue to the attention of the other Project Director.

3.10	As of the Effective Date, the CBCDG Contract Authority shall have approved the 2013 Statement of Work and the 2014 Plan Budget.

3.11	The Statement of Work and associated SOW Budget for the next calendar year (starting with 2014) shall be prepared by Digimarc in collaboration with the CBCDG Project Director and provided to the CBCDG no later than 31 May of each year or such later date as agreed between the CBCDG Project Director and Digimarc. The CBCDG Contract Authority shall, by 30 June of each year or such later date as agreed between the CBCDG Project Director and Digimarc, notify Digimarc in writing of the CBCDG’s approval of the Statement of Work and associated SOW Budget for the next calendar year.

3.12	The Plan Budget for the calendar year following the next calendar year (starting with 2015) shall be prepared by Digimarc in collaboration with the CBCDG Project Director and provided to the CBCDG no later than 31 May of each year or such later date as agreed between the CBCDG Project Director and Digimarc. The CBCDG Contract Authority shall, by 30 June of each year or such later date as agreed between the CBCDG Project Director and Digimarc, notify Digimarc in writing of the CBCDG’s approval of such Plan Budget for the calendar year following the next calendar year. The Plan Budget for any given calendar year shall be the basis for creating the SOW Budget for that same calendar year.

3.13	If Digimarc is ready, willing and able to provide the Services at the level of such SOW Budget amounts and such Plan Budget amounts and is not otherwise in material breach of this Agreement, the CBCDG Contract Authority shall pay Digimarc at least such SOW Budget amounts and such Plan Budget amounts for the relevant years. In the event of any termination of the Agreement, the terms of clause 15 shall take precedence over this clause.

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3.14	The total value of the Services set out in the Statement of Work for any given year must be greater or equal to the initial approved Plan Budget for that year.

3.15	The CBCDG Project Office and Digimarc shall hold planning meetings in accordance with the Planning Process as needed to review the scope and status of current and planned projects under the Statement of Work and Roadmap relative to the schedule, expenditures and budgets and to establish Statements of Work for subsequent periods.

3.16	The CBCDG Project Office and Digimarc shall meet at least once in each calendar year to discuss [**] and similar issues related to the development, [**] and [**] of the CDS. If both parties agree that this meeting is not required in any given year, the meeting will not be held.

4.	DELIVERABLES

4.1	Deliverables shall be approved by the CBCDG Contract Authority in accordance with the timing and criteria set out in the relevant Statement of Work.

4.2	Where a Deliverable depends upon acceptance and Digimarc fails to produce a Deliverable acceptable to the CBCDG Contract Authority in accordance with the acceptance criteria set out in the applicable Statement of Work then the CBCDG Contract Authority may, in its sole discretion, by written notice to Digimarc, either:

(a)	allow additional time for Digimarc to produce a Deliverable acceptable to the CBCDG Contract Authority, whereupon the time for completion of all other Deliverables which depend on the acceptance shall automatically be extended by one day for each additional day or such other period as may be agreed in writing between the respective Contract Authorities; or

(b)	cancel any further work on the Deliverable and all Deliverables which depend on the acceptance, whereupon the Statement of Work which provides for the cancelled work or Deliverables which depend on the acceptance shall be deemed to be amended to exclude them.

4.3	Digimarc shall not be responsible to the extent any failure by Digimarc to perform the Services in accordance with this Agreement is directly attributable to: a) a delay to perform any CBCDG Task applicable to the affected part of the Services; b) a Dependency applicable to the affected part of the Services not being fulfilled by a [**]; or c) a force majeure event (as defined in clause 16.1).

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4.4	If any version of the [**] fails to meet the Specifications for that version within one (1) year of the date of acceptance thereof by the CBCDG Contract Authority, and such failure could not have been discovered by the CBCDG Contract Authority using reasonable diligence during the acceptance procedure for that version, then Digimarc shall, at its own expense, within sixty (60) days after receipt of a Problem Report from the CBCDG Project Director or such other period as the CBCDG Project Director may agree, rectify the failure and at the direction of the CBCDG Project Director provide a corrected [**] to which Digimarc had previously provided the [**].

4.5	If any version of a [**] provided by Digimarc to any Person during the Term for incorporation into any Device, fails to meet the relevant Specifications within one (1) year of the date of acceptance thereof by the CBCDG Contract Authority, and such failure could not have been discovered by the CBCDG Contract Authority using reasonable diligence during the acceptance procedure for that version, then Digimarc shall, at its own expense, within sixty (60) days after receipt of written notice of a Problem Report from the CBCDG Project Director or such other period as the CBCDG Project Director may agree, rectify the failure and at the direction of the CBCDG Project Director provide [**] to all Persons to which Digimarc had previously provided such a [**].

5.	RESPONSIBILITIES OF THE CBCDG

5.1	The CBCDG Project Director shall ensure that the CBCDG performs all tasks assigned to it in a Statement of Work by the dates set out therein (herein referred to as the CBCDG Tasks) provided that Digimarc has provided the CBCDG Project Director with reasonable notice that there is a Digimarc action that is dependent on that CBCDG Task.

5.2	Unless otherwise expressly set out in this Agreement, the CBCDG Contract Authority or the CBCDG Project Director shall respond in writing within ten (10) Business Days to every written request for consent required by this Agreement received from Digimarc.

5.3

If there is a delay in complying with any of the obligations under clauses 5.1 or 5.2 for any reason not attributable to Digimarc, and such delay will cause a delay in the completion and delivery by Digimarc of any Services, then Digimarc shall reasonably promptly advise the CBCDG Project Director of the impact of the delay. The time for completion of the Services and all subsequent Services dependent thereon, shall then be extended automatically by one day for each day of delay or such other period as may be agreed in writing between the respective Contract Authorities. If Digimarc suffers

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increased costs by reason of such delay, other than a delay due to a force majeure event (as defined in clause 16.1), such costs reasonably and necessarily incurred by Digimarc shall be borne by the CBCDG Contract Authority. Digimarc shall make every reasonable effort to reassign staff and otherwise mitigate the increased costs associated with such a delay. If the delay is due to a force majeure event, such costs shall be borne equally by the CBCDG Contract Authority and Digimarc. If there are any additional costs to be borne by the CBCDG Contract Authority otherwise than as agreed under clause 6 of this Agreement, Digimarc shall reasonably promptly notify the CBCDG Contract Authority of such and the CBCDG Contract Authority shall either approve such costs and/or request a change to the Services under clause 7 of this Agreement. Such change request shall ask Digimarc to describe the effect the costs and delay under this clause 5.3 will have on the applicable Statements of Work. If after Digimarc describes the effect the costs and delay under this clause 5.3 will have on the applicable Statements of Work, the CBCDG Contract Authority requests such a change, the Statements of Work shall be amended so that Digimarc remains within the previously approved SOW Budget. This clause 5.3 sets forth Digimarc’s only remedy for a delay by the CBCDG in complying with any such obligation.

6.	PRICE AND PAYMENT

6.1	The BIS designates the CBCDG Contract Authority as its agent to make all payments owed by the BIS under or in connection with this Agreement. Digimarc shall notify the BIS if any payment is not received within thirty (30) days of when such payment is due.

6.2	Subject to the limits set out in this Agreement and unless otherwise expressly set out herein, the CBCDG Contract Authority shall reimburse Digimarc for all the Allowable Costs reasonably and properly incurred by Digimarc during each calendar month to perform the Services. Digimarc shall send its invoice to the CBCDG Contract Authority monthly in arrears for such Allowable Costs. Each invoice shall specify the Expenses (as defined in Schedule F) incurred and the time spent by the staff and sub-contractors of Digimarc in performing the Services and shall give a breakdown of the Allowable Costs.

6.3	The CBCDG Contract Authority shall pay Digimarc each amount which is owed Digimarc under this Agreement no later than thirty (30) days after the later of the payment due date and the date on which the CBCDG Contract Authority receives a detailed and correct invoice for the amount.

6.4	For a period of five (5) years following their creation, Digimarc shall maintain proper, up-to-date, accurate and complete books, records and other documentation substantiating

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the Allowable Costs invoiced under this Agreement including time sheets showing the hours spent on each task which forms part of the Services and receipts for all Expenses. Digimarc shall produce such books, records and documentation to the CBCDG Project Office or its representatives for inspection and copying at Digimarc’s premises (with the right to take such copies from Digimarc’s premises as long as Digimarc is notified in writing what copies are removed from Digimarc’s premises and the copies are handled by the CBCDG Project Office or its representative in accordance with the confidentiality obligations under clause 12) at all reasonable times on request by the CBCDG Project Director.

6.5	Except as otherwise expressly provided in this Agreement, the CBCDG Contract Authority shall pay Digimarc all sales, use, goods and services or other similar taxes levied by any government in the [**] which Digimarc is obliged to collect and remit to such government(s) in connection with any amount paid under this Agreement.

6.6	Digimarc is responsible for, and shall indemnify the BIS against, and hold the BIS harmless from, the payment of all taxes levied by any government on or in respect of Digimarc’s income and any amounts required by law to be paid in respect of social benefits for Digimarc’s employees relating to or arising out of the performance of the Services by Digimarc. If required by law, the BIS shall deduct all such taxes and amounts from the amounts otherwise payable to Digimarc and remit them to the appropriate authorities.

6.7	The BIS may set off against any amount which the BIS owes Digimarc under or in connection with this Agreement any amount which Digimarc owes the BIS under or in connection with this Agreement including damages for breach.

6.8

Any equipment or software [**] purchased for over [**] as an Allowable Cost shall be owned by the BIS or another entity designated by the CBCDG Contract Authority and shall be held in trust by Digimarc. Digimarc shall ensure that the BIS or the designated entity is identified on such [**] and [**] as the owner. Unless such [**] or [**] needs to be used in a manner that it was not designed for and the CBCDG Contract Authority is made aware of such need, Digimarc shall, at its own risk, use such [**] or [**] in a reasonably careful and proper manner and in accordance with all operating instructions. In any event such [**] and [**] shall be used by Digimarc solely for the provision of the Services. Upon termination of this Agreement and at the request of the CBCDG’s Project Director, Digimarc shall promptly deliver such [**] and [**] to the CBCDG Project Office at the CBCDG’s expense. Such [**] and [**] shall be returned in the same condition as originally received by Digimarc, reasonable wear and tear excepted.

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If, however, the [**] or [**] needs to be used in a manner that it was not designed for and the CBCDG Project Director is made aware of such need, then such [**] and [**] shall be returned “as is.” The CBCDG Contract Authority shall reimburse Digimarc for any unrecovered costs of such [**] or [**] (i.e. costs not recovered through depreciation charges), subject to receipt of a correct and properly due invoice.

6.9	DLA Labour Rates as set out and adjusted in accordance with Schedule F shall be no greater than the then-current rates charged to Digimarc’s most favored customers, [**].

6.10	If an approved Plan Budget for any calendar year is at least [**]), but does not amount to at least [**]),

(a)	Digimarc can start a review of the DLA Labour Rates for all DLA labour positions set out in Schedule F according to the agreed upon Pricing Formula. The review will be completed within three months of the day Digimarc gives the CBCDG notice that it is initiating a review under Schedule F. Any adjustment to the DLA Labour Rates under this review will be effective on the January 1 of the year that the lower Plan Budget would be effective. The DLA Labour Rates for that same January 1 date shall also be adjusted in accordance with the indexation formula of clause 7 of Schedule F; and

(b)	The CBCDG Contract Authority shall pay Digimarc all of its actual and reasonable costs incurred in connection with the reduced Plan Budget including:

(i)	third party contract termination costs;

(ii)	employee re-deployment or termination costs including severance, outplacement, benefits, acceleration of stock compensation, employer paid payroll taxes; and

(iii)	accounting, legal and travel costs associated with the reduced Plan Budget and related negotiations.

Digimarc shall use commercially reasonable efforts to mitigate all such costs.

7.	CHANGE MANAGEMENT

7.1	The CBCDG Project Director or Digimarc may request a change to the Statements of Work from time to time by submitting a request in writing to the other party’s Project Director. Any such request shall indicate the nature of the new work to be performed in a form sufficient for Digimarc to investigate the effect of the change.

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7.2	On making such a change request or within ten (10) Business Days after receiving a change request from the CBCDG Project Director, Digimarc shall inform the CBCDG Project Director of the amount, if any, which Digimarc intends to invoice to investigate the effect the change will have on the applicable Statements of Work and the Allowable Costs for the applicable Statements of Work.

7.3	Within ten (10) Business Days after receiving the written authorization of the CBCDG Project Director to conduct the investigation of a change, or such longer period as may be authorized by the CBCDG Project Director, Digimarc shall report to the CBCDG Project Director, in writing, on the results of the investigation.

7.4	Within ten (10) Business Days after the CBCDG Project Director receives the report and, if the change will not increase the approved SOW Budget for a given year as set out in the approved Statements of Work, then the CBCDG Project Director shall notify Digimarc whether or not the change is authorized. If the change will increase the approved SOW Budget for a given year as set out in the approved Statements of Work, then the CBCDG Contract Authority must notify Digimarc whether or not the change is authorized.

7.5	The Statements of Work shall be updated quarterly to reflect all authorized changes to properly state the new obligations of Digimarc. If both parties agree that an update to the Statement of Work is not required for any given quarter, none shall be provided.

7.6	Digimarc shall not implement any change to the Services until the change is authorized in writing by the CBCDG Project Director or the CBCDG Contract Authority, as set out in clause 7.4. Digimarc shall implement any change directed and authorized pursuant to clause 7.4 provided:

(a)	the change is technically feasible and is within the capabilities of Digimarc;

(b)	the costs associated with such change identified by Digimarc in its investigative report and approved under clause 7.4 as part of the approval of the change are borne by the CBCDG Contract Authority; and

(c)	Digimarc is given commensurate relief in the manner and to the extent as specified in the authorized change from prior commitments under the Statements of Work.

7.7	Pending receipt of a written authorization from the CBCDG Project Director or the CBCDG Contract Authority, Digimarc shall proceed with the Services in accordance with the approved Statements of Work.

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8.	INTELLECTUAL PROPERTY MATTERS

8.1	The BIS grants to Digimarc a non-exclusive, royalty-free, worldwide license to use (including the right to reproduce, amend, modify, adapt, distribute and translate) and sublicense such BIS Technology which is incorporated into the CDS or needed by Digimarc in order to comply with its obligations under this Agreement and to sublicense the same in any license agreement entered into by Digimarc as directed or permitted by the CBCDG Contract Authority under this Agreement and for no other purpose.

8.2	The BIS and Digimarc agree to renew and extend the [**] to the BIS as set out at clauses 8.4-8.11 of the 2009 Agreement, in the manner set out in this clause 8. Accordingly, Digimarc hereby renews and extends the [**] to the BIS of the [**] the Digimarc Technology and the Project Technology, and all Improvements thereto, and [**] of the Digimarc Technology and the Project Technology and such Improvements to other Persons, for the purposes of:

(a)	[**], the [**] and any such component thereof, and making the [**] and any component available to others; and

(b)	[**];

[**].

The [**] to the BIS and renewed and extended by this clause 8.2 applies to Digimarc Technology and the Project Technology and all Improvements existing on or before the effective date of this Agreement and created on an on-going basis under any subsequent Statements of Work approved under this Agreement. [**]

[**], including [**]. For greater certainty, the uses permitted by the license are limited to [**].

The [**] to the BIS does not permit any other uses, [**].

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8.3	The [**] to the BIS and described in clause 8.2 has effect in respect of each specific item of Digimarc Technology, Project Technology or Improvements created as set out in clause 8.2 on the earliest of:

(a)	the date on which the CBCDG Contract Authority pays Digimarc all sums properly due to Digimarc under this Agreement for the development of that specific item;

(b)	sixty (60) days following the effective date of termination of this Agreement in accordance with the provisions of clause 15.2(a), (b), (d) or (e) unless Digimarc demonstrates within such sixty (60) day period that, notwithstanding the occurrence of the events giving rise to the termination, Digimarc is willing and able to comply with its obligations under the Agreement; or

(c)	the effective date of termination of this Agreement in accordance with the provisions of clauses 15.2(c), 15.2(f), 15.2(g), 15.3, 15.5 or 15.9.

8.4	Nothing in this Agreement shall be construed to grant or create any broader license rights than those expressly granted by this Agreement.

8.5	From time to time during the Term, on no less than thirty (30) Business Days prior written notice by the CBCDG Project Director, Digimarc shall, at Digimarc’s premises, present representatives of the Escrow Agent with all the Escrowed Materials, in any form, in Digimarc’s possession or control. The representatives may identify any or all of such material and Digimarc shall arrange, at the expense of the BIS, for a complete, accurate and up-to-date copy of the selected material to be made and sent to the Escrow Agent within five (5) Business Days of the selection being made for deposit. All work to prepare and deliver the Escrow Materials to the Escrow Agent will be Allowable Costs.

8.6	The CBCDG Contract Authority shall inform Digimarc within thirty (30) days after the end of each calendar quarter during the Term of all improvements relating to (i) [**]; (ii) [**]; (iii) [**]; and (iv) any other part of the CDS, [**] the CBCDG [**], or caused or permitted to be made, as a result of access to and use of the Escrowed Materials or the Digimarc Confidential Information. The CBCDG Contract Authority shall provide to Digimarc within a reasonable period of time following request, the information for those improvements requested by Digimarc in writing.

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8.7	The BIS hereby grants to Digimarc a royalty-free, non-exclusive, non-transferable, worldwide license to use and license the improvements described in clause 8.6 and in any patents thereon owned or otherwise licensable by the BIS.

8.8	For greater certainty, the obligations set out in clauses 8.6 and 8.7 shall not apply to any improvement which the CBCDG Contract Authority can demonstrate would have been made irrespective of access to the Escrowed Materials or Digimarc Confidential Information.

8.9	The CBCDG Contract Authority shall take all reasonable steps to ensure that Persons to whom it allows access to the Escrowed Materials will be contractually bound in accordance with terms substantially like those set forth in clauses 8.6, 8.7 and 8.8, granting rights in favour of Digimarc.

8.10	On the date on which the grant of the license to the BIS (as set out in clause 8.2) takes effect in respect of a specific item of Digimarc Technology, Project Technology or Improvements, the CBCDG [**], copy and use the Escrowed Materials relating to such item.

9.	INTELLECTUAL PROPERTY INDEMNIFICATION

9.1 (a)	The BIS shall provide Digimarc with prompt written notice of any claim, demand or action against the BIS based on an allegation that the CDS, the Digimarc Technology or the Project Technology or any Improvements thereto or any part thereof, infringes any Intellectual Property Right of any Person (referred to below as a “Claim”).

(b)	Upon such notice, Digimarc shall at its own expense resolve any Claim, including settlements or litigation proceedings, and pay all costs associated with the resolution of such Claim.

(c)	Any counsel hired to assist in the resolution of such Claim shall be selected by mutual agreement between the BIS and Digimarc.

(d)	Digimarc shall consult and work in cooperation with the BIS in connection with the resolution of any Claim, taking into account the BIS’ special status as an international organization.

(e)	The BIS shall comply with all reasonable requests for assistance from Digimarc in connection with the settlement or defense of any Claim.

9.2	Notwithstanding any other provision of this Agreement to the contrary but subject to these clauses 9.1-9.3 (including the notice in clause 9.1(a)), Digimarc shall indemnify the

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BIS against and save the BIS harmless from all loss, costs, liabilities including, for greater certainty an award of damages, and expenses and reasonable legal fees, arising from each Claim. The obligation set out in these clauses 9.1-9.3 shall not apply in respect of any settlement made by the BIS without the consent of Digimarc.

9.3	If the CDS, the Digimarc Technology or the Project Technology, or any Improvement thereto or part thereof is held to infringe, or if Digimarc believes that it is likely to be held to infringe, any of the Intellectual Property Rights described in clause 9.1, Digimarc shall, in addition to its other obligations set out above, at its own expense either:

(a)	procure for the BIS the right to continue using the allegedly infringing materials; or

(b)	replace or modify the materials to the reasonable satisfaction of the BIS so that the materials are no longer infringing but remain functionally equivalent.

Failing either of which result the BIS may, at its option, terminate this Agreement without prejudice to the BIS’ other rights and remedies available in law, at equity or otherwise.

9.4	Digimarc shall provide the BIS with prompt written notice of any claim, demand or action against Digimarc based on an allegation that the BIS Technology or any part thereof, infringes any Intellectual Property Right of any person (referred to below as a “BIS Technology Claim”). Digimarc shall comply with all reasonable requests for assistance from the BIS in connection with the settlement or defense of any BIS Technology Claim.

9.5	Notwithstanding any other provision of this Agreement to the contrary, the BIS shall indemnify Digimarc against and save Digimarc harmless from all loss, costs, liabilities including, for greater certainty an award of damages, and expenses and reasonable legal fees, arising from each BIS Technology Claim. The obligation set out in this clause 9.5 shall not apply in respect of any settlement made by Digimarc without the consent of the BIS.

9.6	If the BIS Technology or any part thereof is held to infringe, or if the BIS believes that it is likely to be held to infringe, any of the Intellectual Property Rights described in clause 9.4, the BIS may, in addition to its other obligations set out above, at its own expense either:

(a)	procure for Digimarc the right to continue using the allegedly infringing materials; or

(b)	replace or modify the materials to the reasonable satisfaction of Digimarc so that the materials are no longer infringing but remain functionally equivalent.

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9.7	Digimarc hereby undertakes to assume and be responsible for the provision of intellectual property (IP) infringement indemnification in respect of any infringement or alleged infringement of any third party IP rights of any kind (“IP Indemnification”) arising in respect of [**] that Digimarc [**] after 10 January [**] (“[**]”). [**]: (a) Digimarc has the right to direct the defense of any infringement and indemnity claim; (b) the [**] shall take such actions as are reasonably requested by Digimarc in connection with managing, defending, and settling any claim or demand, including mitigation of damages; (c) to facilitate mitigation or avoid infringement, Digimarc can supply, at its own cost, to the [**] with the CBCDG Contract Authority’s prior approval which shall not be unreasonably withheld; and (d) if the [**] the CBCDG Contract Authority [**] as of the date of the notice.

9.8	Unless otherwise agreed between Digimarc and the CBCDG Project Director, [**]. Digimarc and the CBCDG Project Director shall mutually agree on a [**], such agreement not to be unreasonably withheld.

9.9	Subject to clause 9.12(c), the [**]. [**], Digimarc shall provide indemnification [**] in accordance with its obligations under this Agreement, [**] provided that the IP Indemnification is not terminated or that the Agreement is not terminated or otherwise expires.

9.10	In addition to any other BIS [**] obligations in this Agreement and in consideration of Digimarc’s continuing compliance at all times with its obligations under clauses 9.7-9.12, the CBCDG Contract Authority shall [**] Digimarc for the IP Indemnification an[**]. [**].

9.11	[**] is not included under the provisions of clauses 9.7-9.12.

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9.12 (a)	The BIS has the option, at its sole discretion, to terminate the IP Indemnification obligations of Digimarc under clauses 9.7-9.12:

(i)	at the end of a calendar year and discontinue the [**] under clause 9.10 as of the end of that same calendar year with written notice by 15 November of that same calendar year; or

(ii)	immediately on written notice if this Agreement is terminated pursuant to clauses 15.2, 15.3 or 15.5.

(b)	Digimarc has the option to terminate the indemnification obligations of Digimarc under clauses 9.7-9.12 if [**] under clause 9.10 and [**] is not made within thirty (30) days of receipt of an IP Indemnification termination notice from Digimarc.

(c)	Upon termination of this IP Indemnification under clauses 9.12(a) or 9.12(b) or termination of the Agreement for any reason, Digimarc shall [**] from and the CBCDG Contract Authority shall arrange for [**] except that if a [**] before such termination and Digimarc [**] within thirty (30) days of such termination, Digimarc shall [**], in accordance with clauses 9.7-9.12, [**].

10.	REPRESENTATIONS AND WARRANTIES OF DIGIMARC

10.1	Digimarc represents, warrants and undertakes to the BIS that from and after the Effective Date:

(a)	the Services shall be of professional quality conforming to generally accepted [**] practices and shall be performed at all times in a timely and cost effective manner and, for greater certainty Digimarc shall employ the standard of care in performing the work that would be expected of an [**] of the same or similar type as the [**] which comprises the CDS Technology and in the case of other Services, in a manner that would be expected of a competent and experienced provider of the same or similar type of Services;

(b)	Digimarc shall ensure that its personnel are appropriately qualified, skilled, trained and experienced to undertake the Services and tasks assigned to them, and that each of its personnel shall possess the qualifications and experience which Digimarc has represented them to possess;

(c)	Digimarc is duly incorporated and organized and is validly subsisting under the laws of the State of Oregon, U.S.A. or some other state in the United States with full corporate power and authority to enter into this Agreement;

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(d)	to the best of its knowledge, neither this Agreement nor the Services will contravene, breach, or result in any default under any agreement, permit, by-law, or law or regulation to which Digimarc is subject or by which it is bound including, for greater certainty, any laws or regulations in effect in the United States governing export;

(e)	this Agreement when executed and delivered by Digimarc shall constitute a valid and binding agreement with Digimarc enforceable against Digimarc according to its terms;

(f)	Digimarc owns all rights in and to, or is properly licensed in respect of, the Digimarc Technology and the Project Technology;

(g)	Digimarc shall at all material times have the right to grant the licenses to the Digimarc Technology, the Project Technology and the Improvements thereon as required by this Agreement; and

(h)	for greater certainty, with the exception of the [**], neither the Project Technology, the Digimarc Technology or Improvements thereon infringe any Intellectual Property Right of any Person.

10.2	Digimarc represents, warrants and undertakes to the BIS that:

(a)	incorporated as part of its [**] practices and procedures are those measures and security procedures commercially and reasonably available on the date for delivery of a component of the CDS [**] in the CDS that could interfere with the use of the CDS or corrupt, interfere with or damage any data;

(b)	the CDS shall contain no lock, clock, timer, counter, copy protection feature, replication device or intentional defects (including “viruses” or “worms” as such terms are commonly used in the computer industry), CPU serial number reference, or other device which might:

(i)	lock, disable or erase the CDS or any data which is loaded on the CDS so as to prevent full use of the CDS by authorized Persons; or

(ii)	require action or intervention by Digimarc or any other Person to allow properly trained and authorized Persons to use the CDS;

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(c)	the source code for the CDS, including that deposited with the Escrow Agent, shall, without reference to Digimarc or any of its employees or authorized subcontractors, be understandable and usable by expert personnel familiar with the programming languages, and scientific and processing techniques, used therein, and shall not involve any programming components that such personnel could not reasonably be expected to understand, and if necessary such source code shall contain sufficient commentary to enable such personnel to understand and use such components; and

(d)	the Escrowed Materials deposited with the Escrow Agent under this Agreement shall contain all information in human readable form and on suitable media to enable an expert technical consultant, familiar with the scientific and processing techniques used therein, to understand and use the same without reference to Digimarc or any of its employees and authorised subcontractors.

10.3	Digimarc represents, warrants and undertakes to the BIS that:

(a)	[**] accepted by the CBCDG Contract Authority shall meet the Specifications for that version from the date that it is accepted by the CBCDG Contract Authority until the earlier of the date on which the next version is accepted by the CBCDG Contract Authority and the last day of the Term; and

(b)	until the last day of the Term, every [**] provided by Digimarc to any Person for incorporation into any Device shall be capable of meeting the performance criteria which formed part of the Specifications for the version of the [**] last accepted by the CBCDG under this Agreement at the time such detector was so provided.

10.4	[**] shall not be counted in the determination under clause 10.3 as to whether or not an [**] meets the Specifications.

11.	REPRESENTATIONS AND WARRANTIES OF THE BIS

11.1	The BIS represents and warrants to Digimarc that:

(a)	the BIS has full power and authority to enter into this Agreement;

(b)	this Agreement when executed and delivered by the BIS shall constitute a valid, binding and enforceable obligation of the BIS; and

(c)	the BIS will at all material times have the right to grant the licenses required by this Agreement to the BIS Technology.

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12.	CONFIDENTIALITY

12.1	Except as otherwise expressly permitted by this Agreement, a Recipient shall not use, reproduce or disclose the Confidential Information of the Discloser for any purpose other than as reasonably necessary to comply with its obligations under this Agreement or to exercise any rights or licenses granted to it under or pursuant to this Agreement.

12.2	The Recipient shall protect the Confidential Information of the Discloser from disclosure by using the same degree of care, which shall be no less than a reasonable degree of care, as the Recipient uses to protect its own confidential information.

12.3	On written request from the Discloser, the Recipient shall return, or certify the destruction of, all originals and copies of the Discloser’s Confidential Information in the Recipient’s possession or control which the Recipient does not need to retain in order to perform any obligations imposed, or exercise any rights acquired, by this Agreement.

12.4	A Recipient may, on a need to know basis, and only for the purposes described in clause 12.1, give the Discloser’s Confidential Information to the Recipient’s employees, authorized subcontractors or representatives provided that such employee, subcontractor or representative shall have entered into a non-disclosure agreement in respect of such Confidential Information in favor of the Discloser on terms requiring at least five years of confidentiality from the date of disclosure of such Confidential Information but that are in all other respects materially similar to the provisions of this clause 12. For greater certainty, the BIS’ representatives shall include the CBCDG Contract Authority, the CBCDG Project Director and all representatives of members of the CBCDG.

12.5	The obligations set out in this clause 12 shall not apply to any Confidential Information that:

(a)	is or becomes publicly available other than through the fault of the Recipient;

(b)	was known to the Recipient prior to disclosure as shown by documentation sufficient to establish such knowledge;

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(c)	was or is lawfully disclosed to the Recipient by a third party who did not breach any obligation of confidence by such disclosure and who made the disclosure without restriction on further disclosure all of which is shown by documentation sufficient to establish the same; or

(d)	is required by law to be disclosed provided, however, that the Recipient shall first give written notice to the Discloser before the disclosure so that the Discloser may seek an appropriate protective order.

The fact that Confidential Information, or any part thereof, can be linked together by a search of publications and other information, followed by a selection of a series of such items of knowledge from unconnected sources, and fitting together those items of knowledge so as to duplicate or recreate any item of Confidential Information, shall not be deemed to cause the Confidential Information, or any part thereof, to be included within exceptions (a), (b) or (c), above.

12.6	If either party is required by applicable law or regulation, by legal process or by the U.S. Securities and Exchange Commission or listing requirements of any exchange or quotation system on which securities of any party may be listed or quoted, to disclose the terms of this Agreement (such disclosure being referred to herein as “Legally Required Disclosure”), such party shall provide the other party with prompt notice of such requirement so that the other party may seek an appropriate protective order or remedy. In the event the other party fails to obtain an order or remedy that would permit the requested party not to disclose the required terms, the disclosure shall be permitted, but the disclosing party shall use all reasonable efforts to have the disclosure treated confidentially by the recipient.

12.7	Nothing in this Agreement shall be construed to require the BIS or any representative of the BIS including, for greater certainty, the CBCDG Project Director or the CBCDG Contract Authority, to disclose any information which is confidential to a third party including for greater certainty a [**].

12.8	The BIS shall not reverse-engineer, disassemble, or decompile any [**] forming part of the CDS, including the [**] (except to the extent that (i) any such activity is reasonably necessary to permit the BIS to exercise its [**] clause 8.2 of this Agreement or (ii) the BIS’ right to do so may not be contractually restricted under applicable law), and shall contractually assure that any other Person to whom the BIS provides [**] shall be similarly obliged.

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12.9	For greater certainty the obligations imposed by this clause 12 shall apply to the Escrowed Material.

12.10	General attributes of the CDS may be disclosed in connection with promotion of the CDS to the [**] and [**], and to customers or prospects in related markets; information relating to the CDS Technology may be disclosed to [**], [**] subject to a nondisclosure agreement on terms requiring at least [**] years of confidentiality from the date of disclosure of such Confidential Information, but that are in all other respects materially similar to the provisions of this clause 12, but in all such cases Digimarc may disclose information relating to the [**] only to [**] but to no others. The existence and terms of this Agreement may be disclosed to the parties’ professional advisors, to members of the CBCDG, and to Digimarc’s shareholders, institutional and corporate investors, and commercial and investment bankers, who have a reasonable need to know such information subject to a non-disclosure agreement, or as required by applicable law or regulations.

13.	AUDIT AND INSPECTION

13.1	The CBCDG Contract Authority, or its duly authorised representatives, may from time to time, without notice, at its own expense, conduct an audit or inspection during normal business hours to verify Digimarc’s compliance with its obligations under this Agreement. Digimarc shall facilitate such audit activities by providing access to its premises, as well as any books, records, and other information relating to this Agreement and the Services as may be reasonably requested by the CBCDG Contract Authority. The CBCDG Contract Authority shall promptly advise Digimarc in writing of the results of any audit. If the CBCDG Contract Authority exercises this right more frequently than twice in each calendar year, the CBCDG Contract Authority shall reimburse Digimarc’s reasonable costs related thereto which costs are in addition to the Allowable Costs otherwise contemplated by this Agreement except in the case where the exercise of such right is reasonably required to follow-up on a non-compliance detected during a previous audit or inspection.

13.2	If, as a result of any such audit, the CBCDG Contract Authority is of the view that Digimarc has engaged in or is about to engage in any act, or has omitted to perform any act, which act or omission is not in compliance with Digimarc’s obligations under this Agreement, the CBCDG Contract Authority may issue to Digimarc a directive requiring Digimarc to refrain from engaging in such act or to perform such act or acts as the CBCDG Contract Authority deems necessary, acting reasonably, for Digimarc to comply with this Agreement and Digimarc shall promptly comply with such directive at its own expense.

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CDS DLA 1-January 2013	32	Confidential

13.3	No act performed by the CBCDG Contract Authority or its duly authorised representatives pursuant to the provisions of this clause 13 and no omission by any of them to perform an act pursuant to the provisions of this clause 13 shall in any way affect Digimarc’s obligation to comply with this Agreement.

14.	DISPUTE RESOLUTION

14.1	Any Dispute, as defined in the Arbitration Agreement, shall be finally settled by arbitration in accordance with the Arbitration Agreement.

14.2	Unless otherwise agreed between the parties or unless the subject matter of the dispute resolution proceedings is a party’s right to terminate this Agreement, the Services shall continue during the arbitration proceedings and payments due to Digimarc shall not be withheld on account of such proceedings unless that particular Service or payment is the subject matter of the proceedings. Notwithstanding the foregoing, the CBCDG Contract Authority may at its sole discretion instruct Digimarc to continue the performance of that Service, and Digimarc shall act in accordance with those instructions, subject to payment in accordance with this Agreement.

15.	TERM AND TERMINATION

15.1	This Agreement shall take effect on the Effective Date and shall remain in force throughout the Term unless sooner terminated as provided herein. This Agreement may be extended for five additional years upon mutual agreement.

15.2	The BIS may in its sole discretion terminate this Agreement effective immediately on notice to Digimarc if:

(a)	Digimarc makes a general assignment or any other arrangement for the benefit of its creditors;

(b)	a proposal or arrangement under applicable bankruptcy or insolvency legislation, or a petition is filed by or against Digimarc under applicable bankruptcy or insolvency legislation and is not discontinued within thirty (30) days;

(c)	Digimarc is declared or adjudicated bankrupt or goes into liquidation;

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(d)	a liquidator, trustee in bankruptcy, custodian, receiver, administrator, administrative - receiver, manager, or any other officer with similar power is appointed over all or any part of the assets and undertaking of Digimarc;

(e)	Digimarc commits an act of bankruptcy, institutes proceedings to be adjudged bankrupt or insolvent, consents to the initiation of such appointment or proceedings or admits in writing inability to pay debts generally as they become due;

(f)	Digimarc assigns this Agreement without the BIS` consent in breach of clause 18.7; or

(g)	Digimarc ceases or threatens to cease business.

15.3	Either party may terminate this Agreement effective immediately on notice to the other party if:

(a)	the other party fails, or is unable or refuses to perform any of its obligations under this Agreement (hereinafter referred to as a “Breach”) and fails to remedy such Breach within sixty (60) days after receiving written notice of such Breach from the other party; or

(b)	an event of force majeure (as defined in clause 16) has continued for a period longer than sixty (60) continuous days or such longer period as the parties may agree and no satisfactory alternative arrangements have been agreed to continue the Services.

15.4	Notwithstanding the foregoing, the BIS has no right to terminate this Agreement for Breach under clause 15.3 if the Breach consists of a failure by Digimarc to perform a particular task the performance of which proves to be technically infeasible provided that the CBCDG Project Director has agreed with the Digimarc Project Director in writing before the task is commenced that the task may be technically infeasible.

15.5	The BIS may terminate the Agreement for convenience without cause. Such termination shall be effective no earlier than six months from the date on which the BIS gives written notice of such termination to Digimarc.

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15.6	In the event of a termination for convenience under this clause 15, Digimarc shall be paid all of its actual and reasonable termination costs including:

(a)	third party contract termination costs;

(b)	employee re-deployment or termination costs including severance, outplacement, benefits, acceleration of stock compensation and employer paid payroll taxes;

(c)	stay bonuses approved by the CBCDG Contract Authority to retain key employees through contract termination date;

(d)	undepreciated capital costs of assets purchased exclusively for the project, plus [**]; and

(e)	accounting, legal and travel costs associated with termination and termination negotiations (all collectively “Termination Costs”).

Digimarc shall use commercially reasonable efforts to mitigate all Termination Costs.

15.7	Actual and reasonable Termination Costs shall be capped [**].

15.8	Under a termination for convenience under clause 15, Digimarc shall also be paid an amount equal to [**].

15.9	If an approved Plan Budget for any calendar year does not amount to at least [**], Digimarc has the option to consider this a termination for convenience. If Digimarc exercises this option, Digimarc shall be paid the amounts in clauses 15.6-15.8. Within [**] months of the approval of a Plan Budget below [**], Digimarc can exercise the option with notice. If Digimarc exercises this option, the agreement will terminate [**] months after notice from Digimarc.

15.10	On termination of this Agreement for any reason, the TAP shall be implemented and Digimarc shall be reimbursed for all Services performed through the date of termination and for any transition services provided under the TAP.

15.11	On termination of this Agreement for any reason, the [**] by Digimarc under clauses 2.2, 2.3 and 2.8 shall continue, but the CBCDG Contract Authority shall make arrangements to assume all of: (a) Digimarc’s obligations of support and other Digimarc resource allocation; and (b) Digimarc’s obligations arising from or related to any third party threat or claim for IP infringement brought against any such licensees, subject to clause 9.12(c).

15.12	On termination of this Agreement for any reason, Digimarc shall within fifteen (15) Business Days deliver to the Escrow Agent all work in progress done up to the effective

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CDS DLA 1-January 2013	35	Confidential

date of termination which has not previously been deposited with the Escrow Agent and issue to the CBCDG Contract Authority a certificate signed by an authorized representative of Digimarc that it has fully complied with this obligation. Digimarc shall be entitled to charge for its reasonable costs in providing such assistance calculated in accordance with the Allowable Costs.

16.	FORCE MAJEURE

16.1	If the performance by any of the BIS, Digimarc, the CBCDG, the CBCDG Contract Authority, the CBCDG Project Director or the CBCDG Project Office (the “Obstructed Party) of any of its obligations under this Agreement is prevented or delayed by any circumstance of force majeure, which shall mean fire, flood, earthquakes, war, riots, or insurrection, the Obstructed Party shall immediately provide notice under clause 17.

16.2	The time period within which the Obstructed Party is obliged to perform its obligations shall be delayed during the period such circumstance exists. During the period of delay the Obstructed Party shall use commercially reasonable efforts to make alternate arrangements satisfactory to the other Persons mentioned in clause 16.1 to avoid delay or resume performance.

17.	NOTICES

17.1	All notices under this Agreement shall be delivered by fax, or recognized international courier service. The notice shall be deemed effective as of the date of delivery to the address of the party specified below as evidenced by a delivery receipt or the addressee’s registry of incoming correspondence. Unless otherwise expressly set out in this Agreement, all notices to a party shall be sent to the party’s authorized representative identified below and all notices from a party shall be sent by the party’s authorized representative identified below.

17.2	Any notice to Digimarc shall be sent to, and any notice from Digimarc shall be sent by:

Mr. Robert Chamness
Executive Vice President and
Chief Legal Officer and Secretary
Digimarc Corporation
9405 SW Gemini Drive
Beaverton, Oregon 97008 USA
FAX: (503) 469-4777

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CDS DLA 1-January 2013	36	Confidential

With a copy to:	Mr. George Rieck
Vice President, Government Programs and
Digimarc Project Director
Digimarc Corporation
9405 SW Gemini Drive
Beaverton, Oregon 97008 USA
FAX: (503) 469-4777

17.3	Any notice to the BIS shall be sent to, and any notice from the BIS shall be sent by:

Bank for International Settlements
[**]
Centralbahnplatz 2
CH-4002 Basel, Switzerland
[**]

With a copy to: [**]

Any notice to the CBCDG shall be sent to, and any notice from the CBCDG shall be sent by:

[**]

With a copy to:	Bank for International Settlements
[**]
Centralbahnplatz 2
CH-4002 Basel, Switzerland
[**]

17.4	A party may change its addressee(s) or address(es) for notice by notice to the other party in accordance with the provisions of this clause 17.

18.	MISCELLANEOUS PROVISIONS

18.1	Remedies Cumulative - Except as otherwise expressly set out in this Agreement:

(a)	each and every right, power and remedy of a party shall be considered to be cumulative with and in addition to any other right, power and remedy which such party may have at law or in equity in the event of breach of any of the terms of this Agreement;

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CDS DLA 1-January 2013	37	Confidential

(b)	the exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party; and

(c)	a party terminating this Agreement in accordance with the provisions of this Agreement shall have no liability or obligation to the other as a result of or with respect to the termination.

18.2	Severability. If any part of this Agreement is held by an arbitral tribunal appointed pursuant to the Arbitration Agreement or by any other competent authority to be void or unenforceable, the parties agree that such determination shall not result in the nullity or unenforceability of the remaining parts of this Agreement, which shall continue in force to the fullest extent permitted by law. The parties further agree to replace such void or unenforceable part of this Agreement with a valid and enforceable provision that will achieve, to the extent legally permissible, the economic, business and other purposes of the void or unenforceable part.

18.3	Counterparts. This Agreement may be executed in separate counterparts, and by facsimile, each of which shall be deemed an original, and when executed, separately or together, will constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

18.4	Entire Agreement. This Agreement is intended by the parties to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto and constitutes a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior correspondence, conversations, negotiations, agreements or understandings between the parties relating to the same subject matter from the Effective Date. Nothing in this clause 18.4 shall operate so as to limit or exclude any liability for fraud or fraudulent misrepresentation.

18.5	Amendments. No change in, modification of or addition to the terms and conditions contained herein shall be valid as between the parties unless set forth in a writing that is signed by an authorized representative of each party and which specifically states that it constitutes an amendment to this Agreement.

18.6	Waiver. No waiver of any term, provision, or condition of this Agreement shall be effective unless in a written document signed by the waiving party and no such waiver in any one or more instances, will be deemed to be, or be construed as, a further or continuing waiver of that term, provision or condition or any other term, provision or condition of this Agreement.

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18.7	Assignment and Successors. This Agreement may not be assigned, novated or otherwise transferred by Digimarc without the prior written consent of the BIS, which consent shall not be unreasonably withheld. For the purpose of this Agreement, an assignment includes a change in the voting control of Digimarc or the sale or other disposal of substantially all of Digimarc’s assets. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the successors and permitted assigns of the parties hereto.

18.8	Captions. Captions are provided in this Agreement for convenience only and they form no part, and are not to serve as a basis for interpretation or construction, of this Agreement, nor as evidence of the intention of the parties.

18.9	Disclaimer of Agency. Nothing contained in this Agreement is intended or shall be interpreted so as to constitute the parties to this Agreement as partners or joint venturers or as agents of each other. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party in any contract, agreement or undertaking with any third party. No employee of a party shall be deemed or considered to be an employee of the other party or of both parties.

18.10	The parties agree that from time-to-time it will be beneficial to both parties to issue press releases and other public announcements concerning benefits arising from the [**] of the CDS. Each party agrees to submit such releases or announcements for prior approval by the other party if the name of the other party is mentioned, which approval may be withheld by the other party in its sole discretion. Any Digimarc press releases and public announcements that mention the CDS or the CBCDG must be pre-approved by the CBCDG Project Director.

18.11	Effectiveness. This Agreement shall be effective only after it is signed by both of the parties.

18.12	Ambiguities. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule or construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

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CDS DLA 1-January 2013	39	Confidential

18.13	Survival. All clauses of this Agreement which expressly or by implication are intended to survive the termination of this Agreement shall do so and, for greater certainty and notwithstanding any provision in this Agreement to the contrary, the provisions set out in clauses 1.3, 2.14, 6.1-6.8, 8, 9.1-9.6, 9.10, 9.12(c) and 10-18 of this Agreement shall survive termination of this Agreement by either party for any reason.

18.14	No third party Person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Effective Date.

BANK FOR INTERNATIONAL SETTLEMENTS		DIGIMARC CORPORATION

Signature		Signature

Name:	[**]	Name:	Robert Chamness

Title:	[**]	Title:	Executive Vice President, Chief Legal Officer and Secretary

Date:	6 December 2012	Date:	December 6, 2012

Signature

Name:	[**]

Title:	[**]

Date: 6 December 2012

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CDS DLA 1-January 2013	40	Confidential

SCHEDULE A

SYSTEM DESCRIPTION

1.0	GENERAL DESCRIPTION OF THE COUNTERFEIT DETERRENCE SYSTEM (“CDS”)

The CDS is a system for the deterrence of the unauthorized digital reproduction of bank notes by the use of personal computer-based equipment. [**]

The capitalized terms in this Schedule A have the meanings provided in the Renewed and Extended Counterfeit Deterrence System Development and License Agreement and are not elaborated herein.

2.0	FUNCTIONAL DESCRIPTION OF THE CDS

The CDS is comprised of the following three subsystems:

1.	[**]

2.	[**]

3.	[**]

The functions of the various subsystems and components described below may be changed by the [**].

2.1	[**]

2.1.1	[**]

1.	[**]

2.	[**]

3.	[**]

4.	[**]

2.1.2	[**]

1.	[**]

2.	[**]

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Schedule A: System Description - 1 January 2013

3.	[**]

2.2	[**]

1.	[**]

2.	[**]

3.	[**]

4.	[**]

(a)	[**]

(b)	[**]

(c)	[**]

5.	[**]

6.	[**]

7.	[**]

8.	[**]

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Schedule A: System Description - 1 January 2013

SCHEDULE B

DIGIMARC TECHNOLOGY

The Digimarc Technology includes techniques and system applications for [**].

This technology is partially described in the following issued representative U.S. and International patents:

US 5,636,292 C1	US	5,768,426
US 5,710,834	US	5,809,160
US 5,721,788	US	5,832,119 C1
US 5,745,604	US	5,850,481 C1
US 5,748,763		[**	]

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Schedule B: Digimarc Technology - 1 January 2013

SCHEDULE C

PROJECT TECHNOLOGY

The Project Technology includes:

1.	The modification of techniques for using the Digimarc Technology and the BIS Technology in the [**].

2.	The effects and behaviors of [**] when used in [**].

3.	The effects of various types [**].

4.	Improvements to Digimarc’s testing and certification processes used in testing and certifying [**].

5.	The improvement of [**].

6.	The use of [**].

7.	Examples of Project Technology include:

[**]±

[**]	[**]	[**]

[**]
	[**]	[**]	[**]	[**]
[**]				[**]
[**]

[**]
	[**]	[**]	[**]	[**]
[**]				[**]
[**]
[**]
[**]
[**]

[**]

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1

±	Omitted portion consists of one and one-half pages.

Schedule C: Project Technology - 1 January 2013

[**]
	[**]	[**]	[**]	[**]
[**]				[**]
[**]
[**]
[**]
[**]
[**]

[**]
	[**]	[**]	[**]	[**]
[**]				[**]
[**]
[**]
[**]

[**]

[**]
	[**]	[**]	[**]	[**]
[**]				[**]
[**]
[**]
[**]

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Schedule C: Project Technology - 1 January 2013

[**]
	[**]	[**]	[**]	[**]
[**]				[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

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Schedule C: Project Technology - 1 January 2013

[**]
	[**]	[**]	[**]	[**]
[**]
[**]

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Schedule C: Project Technology - 1 January 2013

[**]±

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±	Omitted portion consists of one and one-half pages.

Schedule C: Project Technology - 1 January 2013

SCHEDULE D

SECURITY REQUIREMENTS

1.	Digimarc shall implement the security measures normally followed by a [**] and distributor comparable to Digimarc in number of employees and revenue engaged in the development and distribution of [**] and maintain such security measures in effect at all times throughout the Term. The security measures will include:

1.1.	Electronic security for protection of the network and protection of the CDS [**] products that are under development.

(a)	Network protection which will ensure that unauthorized users will not get access to [**]. This protection will include:

i.	erecting barriers to prevent hackers, whether inside or outside the Digimarc facility, from accessing the secure network; and

ii.	the customizing of developmental and operational procedures for the software development team that maximizes security while not impeding the team’s ability to work efficiently and effectively.

1.2	Physical security, including the following:

(a)	the Digimarc facility at which the Services will be performed will be secure from unauthorized visitors;

(b)	the development laboratory and the computer network employed in the Services shall be secure;

(c)	all personnel authorized to have access to sensitive CDS information, data and designs including the employees of authorized subcontractors will be properly screened; and

(d)	production and handling of interim and final versions of the Deliverables will be carefully controlled, monitored and audited.

2.	[**]

3.	The CBCDG can conduct an audit, at its own expense, of the security measures with ten (10) Business Days’ notice.

4.	Following any such audit, the CBCDG Project Director shall submit an audit report to Digimarc which will prescribe the actions which Digimarc must take, if any, to improve the security measures to be followed by Digimarc to make such measures consistent with item 1 of this Schedule D and the dates by which Digimarc shall take them.

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Schedule D: Security Requirements - 1 January 2013

SCHEDULE E

TRAINING

1.0	As part of the Services, Digimarc shall develop a program of training acceptable to the CBCDG Project Director in the [**].

2.0	Digimarc shall deliver Training as follows:

2.1	Digimarc shall provide the Training for multiple people simultaneously. The exact number of trainees is to be agreed upon by both parties prior to Training. The trainees will be experienced in digital design operation.

2.2	Digimarc shall conduct the Training at the facilities of the [**] or at the request of the [**] at Digimarc’s facilities or at some other place agreed between Digimarc and the [**].

2.3	Digimarc shall give the [**] reasonable notice concerning the equipment which Digimarc will require in order to conduct the Training. The [**] shall provide all such equipment at its own expense. If the parties are unable to agree on the equipment to be provided either party may refer the matter for decision to the CBCDG Contract Authority.

2.4	Digimarc shall conduct the Training using a [**] or other training designs as provided by Digimarc.

2.5	Digimarc shall provide a training manual in English to every trainee. Any translation or interpretation which the trainees may require will be provided by the [**] at its own expense.

2.6	Digimarc shall conduct the training in English. Any translation or interpretation which the trainees may require will be provided by the [**] at its own expense.

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Schedule E: Training - 1 January 2013

SCHEDULE F

ALLOWABLE COSTS

1.	For the purposes of this Schedule F:

[**]±

[**]

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]

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1

±	Omitted portion consists of two pages.

Schedule F: Allowable Costs - 1 January 2013

[**]±
[**]
[**]	[**]
[**]	1. [**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	1. [**]
[**]	[**]
[**]	[**]
[**]	1. [**]

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2

±	Omitted portion consists of two and one-half pages.

Schedule F: Allowable Costs - 1 January 2013

SCHEDULE G

ARBITRATION AGREEMENT

This is an Agreement by and among the Parties to the Agreements listed in Schedule A to submit for final and binding resolution by international arbitration all Disputes (as defined below) arising out of or otherwise connected to a project relating to the development and potential licensing, marketing and servicing of a Counterfeit Deterrence System (as defined in the Renewed and Extended Development and License Agreement identified below) and the services of Digimarc (as defined below) in relation to the project.

WHEREAS, Digimarc Corporation, a corporation existing under the laws of the State of Oregon, USA, has developed and is developing, in conjunction with a group of central banks known as the Central Bank Counterfeit Deterrence Group (the “CBCDG”) technology [**] (the “Counterfeit Deterrence System” or “CDS” as defined in the Development and License Agreement identified below);

WHEREAS, the CBCDG has asked the Bank for International Settlements, an international organisation created as a result of the Hague Agreements of January 1930 (the “BIS”), to provide it with limited assistance in connection with the development and potential subsequent licensing of the CDS as set out in a Renewed and Extended Development and License Agreement (the “DLA”) effective from 1 January 2013;

WHEREAS, in the course of performance of the DLA, Digimarc may be directed to issue licenses to certain [**] in accordance with standard forms of license agreement which are approved by the CBCDG;

WHEREAS, [**], pursuant to an [**], as amended from time to time, (the “[**]”), agreed to compensate and to indemnify and hold harmless the [**] in respect of any liability in connection with the project;

WHEREAS, given the international nature of the Agreements (as defined below), all the Parties (as defined below) to the Agreements are desirous to avoid recourse to national courts and the potential expense and delay of prosecuting connected Claims (as defined below) in more than one proceeding and also to exclude the risk of having to apply contradictory or inconsistent fact-findings, conclusions, judgments or awards for any Dispute (as defined below) which may arise between or among the Arbitrating Parties (as defined below) and instead wish to resort to international arbitration as the exclusive means of resolving in a final, binding and consistent manner all Disputes arising in connection with the Agreements for the CDS and of establishing through this Arbitration Agreement a mechanism to these ends.

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Schedule G: Arbitration Agreement - 1 January 2013

The Parties agree as follows:

1.	The meaning of the following terms in this Arbitration Agreement shall be as set out below:

a)	“Agreements” shall mean the agreements, contracts, schedules or other arrangements in connection with the development or licensing or marketing or servicing of the CDS listed in Schedule A, as amended from time to time.

b)	“Appointing Authority” shall mean the [**].

c)	“Arbitrating Party” or “Arbitrating Parties” shall mean (i) any and all Parties which have become involved in any arbitration under this Arbitration Agreement as Claimants or Respondents or (ii) any and all Parties which have been otherwise joined to any arbitration under this Arbitration Agreement or (iii) the BIS, Digimarc, any [**] or any [**] in the aforementioned circumstances or when it or they has or have exercised their right of Intervention in any arbitration under this Arbitration Agreement.

d)	“[**]” shall mean any [**] which is represented on the CBCDG from time to time.

e)	“CBCDG Project Office” shall mean the project office established by the CBCDG, or its staff as the case may be, and that is responsible for the oversight of the overall relationship among the BIS, the [**] and Digimarc and for the key day to day project management.

f)	“Claim” shall include without limitation any claim or counterclaim or crossclaim made by an Arbitrating Party.

g)	“Claimant” or “Claimants” shall mean any Party which, either separately or together with any other Party or Parties, initiates arbitration under this Arbitration Agreement.

h)	“Dispute” shall mean any dispute, difference, controversy or claim between or among the parties arising out of or relating to or in connection with this Arbitration Agreement or any of the Agreements listed in Schedule A, including their signature, validity, interpretation, performance, amendment, breach, termination and post-termination obligations.

i)	“Intervention” shall mean the right of any of the BIS, Digimarc, any [**] or any [**] under Articles 8(e)-(h) to intervene into a particular arbitration as an Arbitrating Party even when it is not a Claimant or Respondent and has not been joined into any arbitration by an Arbitrating Party.

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j)	“[**]” shall mean an entity responsible for the [**] that is licensed by Digimarc to use the CDS.

k)	“Notice of Arbitration” shall mean the document given when initiating recourse to arbitration or to join any Party as Arbitrating Party as well as to initiate recourse in arbitration against any Party which is already an Arbitrating Party.

l)	“Party” or “Parties” shall mean any person, company or organization that is party to one of the Agreements listed in Schedule A and that has agreed in writing to be bound by the terms of this Arbitration Agreement.

m)	“Respondent” or “Respondents” shall mean any Party which, either separately or together with any other Party, is named as a Respondent in arbitration by any Claimant or Claimants.

n)	In interpreting this Arbitration Agreement, singular shall be read for plural where appropriate to reflect the multi-party nature of any arbitration.

2.	Any Dispute shall be finally settled by arbitration under the [**] as in force at the date of commencement of this Arbitration Agreement except as the [**] Rules are modified in the body and Schedule B of this Arbitration Agreement and to the exclusion of any provisions of the [**] Rules as are inconsistent with the express provisions of this Arbitration Agreement or with the multi-party nature of an arbitration under this Arbitration Agreement.

3.	The language used in any arbitration shall be English. All documents submitted into any arbitration shall be in English or submitted with a complete English translation. Oral evidence may be submitted in a language other than English provided that the Arbitrating Party submitting the oral evidence makes provision for its simultaneous interpretation into English. The cost of any translation or interpretation into English shall be borne entirely by the Arbitrating Party on whose behalf the non-English document or oral evidence is submitted and shall not be included among the “costs of arbitration” apportioned pursuant to Article 40 of the [**] Rules.

4.	The place of Arbitration shall be [**].

5.	Arbitration pursuant to this Arbitration Agreement shall be the sole and exclusive means for resolving any Dispute.

6.	No entity shall become a Party unless that entity has agreed in writing to be bound by the terms of this Arbitration Agreement.

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7.	Each Party to this Arbitration Agreement hereby expressly accepts the addition of new parties to this Agreement.

8.

a)	Any Claimant or Claimants shall initiate recourse to arbitration by giving to each Respondent a Notice of Arbitration and statement of claim which specify, inter alia, the Agreement or Agreements involved in the Dispute. Any Claimant or Claimants shall also at the same time send a copy of the same Notice of Arbitration and statement of claim to all other Arbitrating Parties, the BIS, the CBCDG Project Office and the [**]. Arbitration shall be deemed to commence upon receipt of the Notice of Arbitration and statement of claim by the [**].

b)	Within thirty (30) days of the date on which each Respondent received the Notice of Arbitration, a Respondent may give a third party Notice of Arbitration in order to join into the arbitration any Party or Parties as an Arbitrating Party or Arbitrating Parties. The Respondent shall also at the same time send a copy of any third party Notice of Arbitration to all other Arbitrating Parties, the BIS, the CBCDG Project Office and the [**].

c)	Any third party joined as an Arbitrating Party may, within thirty (30) days of receipt of any third party Notice of Arbitration, give fourth party Notices of Arbitration in order to join any Party or Parties as an Arbitrating Party or Arbitrating Parties. The third party shall also at the same time send a copy of any fourth party Notice of Arbitration to all other Arbitrating Parties, the BIS, the CBCDG Project Office and the [**].

d)	Other Parties may be joined as further additional Arbitrating Parties by any Arbitrating Party or Arbitrating Parties until such time as thirty (30) days have elapsed without a new Arbitrating Party being joined into the arbitration.

e)	The BIS, whether or not joined as a Respondent or as a further additional Arbitrating Party, shall have the right to intervene in any arbitration by giving a Notice of Arbitration to each of the Arbitrating Parties within thirty (30) days after receipt of the copy of a Notice of Arbitration from the last Arbitrating Party to be joined or from the last Party to request permission to intervene under Article 8(f). The BIS shall also at the same time send a copy of the Notice of Arbitration to the CBCDG Project Office, the [**] and to all other Arbitrating Parties.

f)	Digimarc, any [**], whether or not joined as a Respondent or as a further additional Arbitrating Party, shall have the right to ask the arbitrator for permission to intervene in any arbitration by giving a Notice of Arbitration to each of the Arbitrating Parties within thirty (30) days after receipt of the copy of a Notice of Arbitration from the last Arbitrating Party to be joined or from the BIS. The Party requesting to intervene shall also at the same time send a copy of the Notice of Arbitration to the BIS, the CBCDG Project Office, the [**] and to all other Arbitrating Parties.

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g)	The CBCDG Project Office shall, upon receipt of any Notice of Arbitration under this Article 8 of this Arbitration Agreement, send a copy of such Notice of Arbitration to all Parties.

h)	The arbitral tribunal, once constituted and after affording the Arbitrating Parties a reasonable period of time in which to comment, shall have the authority to require by an order that any Party or Parties which is not or are not an Arbitrating Party or Arbitrating Parties (including Digimarc, any [**] requesting intervention under Article 8(f)) shall nonetheless be joined into the arbitration as an Arbitrating Party or Arbitrating Parties should the arbitral tribunal determine that: (a) the absence of said Party or Parties from the pending arbitration would prevent the according of complete relief in regard to the Claims of the Arbitrating Parties; or (b) that the Party or Parties has or have a real and significant interest in the Agreement or Agreements out of or in connection with which the Disputes involved in the pending arbitration have arisen and that the absence of said Party or Parties would significantly impede its or their ability to protect that interest. Any such order issued by the arbitral tribunal shall be final and binding upon the Parties that are the subject of that order and such Parties will be considered Arbitrating Parties to that Claim or Dispute.

i)	Any Arbitrating Party may join into a pending arbitration any Dispute which presents issues of law or fact common with those in the Dispute or Disputes already in the pending arbitration by issuing, within 30 days of its receipt of a Notice of Arbitration, a Notice of Arbitration and a statement of claim which specify, inter alia, the Agreement or Agreements involved in the Dispute and set out the issues of law or fact it alleges are common with those in the Dispute or those Disputes already in the pending arbitration.

j)	The arbitral tribunal shall determine by an order, which shall be final and binding upon the Arbitrating Parties, any issue raised by an Arbitrating Party as to whether or not a Dispute joined into any pending arbitration did, in fact, at the time it was joined into the arbitration, present issues of law or fact common with those presented in other Disputes in the pending arbitration. Any Dispute which is found not to have presented common issues of law or fact shall be dismissed without prejudice from the pending arbitration.

k)	Joinder of any Party or Parties or of any Dispute or Disputes to any arbitration pursuant to this Arbitration Agreement shall be permitted only when made in accordance with the provisions of this Arbitration Agreement, including the strict time limits and no joinder or Intervention other than those provided for shall be permitted.

l)	Any multi-party arbitration arising as a result of there being more than two Arbitrating Parties will be conducted as a single arbitration involving all Arbitrating Parties.

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m)	Any Arbitrating Party giving any Notice of Arbitration or sending any copy of a Notice of Arbitration shall send to each recipient according to the provisions set out above a full copy of the document by international courier or other appropriate means of ensuring rapid and certain delivery and, when required to send documents to several recipients, the Arbitrating Party shall send all documents on the same day.

n)	Any advances deemed necessary to cover the costs of any arbitration shall be made in equal shares by all Arbitrating Parties, provided that multiple Claimants or multiple Respondents shall be deemed to constitute one Arbitrating Party for purposes of this subparagraph only, and provided further that should any Arbitrating Party fail to advance its share (a “Defaulting Arbitrating Party”), it shall be the responsibility of the Arbitrating Party which gave the Notice of Arbitration against the Defaulting Arbitrating Party or Defaulting Arbitrating Parties to advance the share due from the Defaulting Arbitrating Party or Defaulting Arbitrating Parties. Any Claim brought by a Defaulting Arbitrating Party shall be dismissed without prejudice. However, the recipient of any Notice of Arbitration given by a Defaulting Arbitrating Party shall continue to be an Arbitrating Party if it has itself given any Notice of Arbitration, unless it withdraws any such Notice of Arbitration. Should any Defaulting Arbitrating Party commence arbitration in order to reassert any Claim which has been dismissed pursuant to this subparagraph, that Claim shall be consolidated with the pending arbitration from which it was dismissed and the Defaulting Arbitrating Party shall not be permitted to proceed with that Claim until it has advanced its share of the costs of the pending arbitration.

9.	If any Dispute arises whilst an arbitration is pending in accordance with the provisions of this Arbitration Agreement, but one or more of the Arbitrating Parties to that Dispute cannot be joined to the pending arbitration in accordance with the provisions of Article 8 of this Arbitration Agreement, the Dispute and the Arbitrating Parties thereto shall nonetheless be joined into the pending arbitration at the request of a Party which is an Arbitrating Party in both the pending arbitration and the Dispute which has arisen so that the Disputes may be resolved in the same arbitration, provided the arbitral tribunal decides that the later Dispute presents issues of law or fact common with those in the pending arbitration and that joinder under these circumstances would not result in undue delay for the pending arbitration.

10.

Each Party agrees that neither an arbitral tribunal established pursuant to this Arbitration Agreement nor the Parties shall be authorised to take or seek from any arbitral tribunal or judicial authority any interim measure or any pre-award relief against the BIS, any provision of the [**] Rules notwithstanding. Nothing in this Arbitration Agreement shall operate or be regarded as a waiver, renunciation or other modification of the [**] BIS [**], of whatever nature and wherever situated, under international convention or under any applicable law. Except as otherwise provided in this Article 10 with regard to the BIS, each Party irrevocably agrees that, to the extent that it or any of its assets has or hereafter may acquire any right of immunity, whether characterized as sovereign

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immunity or otherwise, from any legal proceedings, whether in [**] or elsewhere, to enforce or collect upon any obligation of that Party in connection with the transaction contemplated under any Agreement, including, without limitation, immunity from jurisdiction of any arbitral tribunal, immunity from service of process, immunity from execution of judgment and immunity of any of its property from attachment prior to the rendering of an arbitral award under this Arbitration Agreement or entry of judgment, it hereby expressly and irrevocably waives all such immunity.

11.

a)	Any Dispute, regardless of the number of Arbitrating Parties, shall be submitted to an arbitral tribunal of three (3) arbitrators appointed by the Appointing Authority.

b)	The arbitral tribunal shall be appointed by the Appointing Authority once the time has terminated during which i) any Party is entitled to give a Notice of Arbitration to join any other Party, ii) the BIS is entitled to intervene and (iii) Digimarc, any [**] is entitled to request permission to intervene.

c)	The presiding arbitrator of the arbitral tribunal shall be a British national and shall have been admitted to practice as a barrister or solicitor in England and shall also have significant expertise in the resolution of disputes in international commercial matters. All arbitrators shall have a full command of the English language.

d)	The arbitrators appointed in accordance with this Arbitration Agreement shall be remunerated in accordance with the provisions of the rules of the [**] in effect at the time any arbitration is commenced.

12.	Awards shall be final and binding as from the date the awards are made. The Arbitrating Parties undertake to carry out all awards without delay and waive their right to any form of appeal or recourse to a court of law or other judicial authority, insofar as any such waiver may validly be made. All awards may, if necessary, be enforced by any court having jurisdiction in the same manner as the judgment of any such court.

13.	Each Arbitrating Party explicitly agrees hereby that it shall recognise any arbitral award rendered in arbitration under this Arbitration Agreement as final and binding upon it unless a competent arbitral tribunal or a competent judicial authority determines that said Arbitrating Party never received notice of the pendency of the arbitration in which the award was rendered.

14.	Any arbitral award rendered under this Arbitration Agreement shall be accorded res judicata effect by any arbitral tribunal appointed under this Arbitration Agreement in regard to those Arbitrating Parties which are bound by an award pursuant to Article 13.

15.	The obligations of the Parties to the Agreements shall not be altered or suspended by reason of any arbitration being conducted during the life of any Agreement.

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Schedule G: Arbitration Agreement - 1 January 2013

16.	Any Agreement in regard to which a Dispute has arisen shall be governed by the applicable law as specified in that Agreement.

17.	This Arbitration Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties, subject to all Parties respecting Articles 6 and 7 hereto.

18.	This Arbitration Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

19.	Any provision of this Arbitration Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

20.	This Arbitration Agreement shall enter into full force and effect on 1 January 2013 or such later date on which a Party agrees in writing to be bound by the terms of this Arbitration Agreement and shall continue in full force and effect indefinitely, unless it is terminated by mutual written consent of all of the Parties.

21.	This Arbitration Agreement shall be governed by and construed in all respects in accordance with the laws of England, to the exclusion of its rules of conflicts of law.

The Parties have caused this Arbitration Agreement to be executed in multiple copies, with effect from 1 January 2013.

[Signatures]

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Schedule G: Arbitration Agreement - 1 January 2013

Schedule A to Arbitration Agreement

The following are considered to be Agreements:

1.	Renewed and Extended Development and License Agreement

2.	[**]

3.	[**]

4.	[**]

5.	[**]

6.	[**]

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Schedule G: Arbitration Agreement - 1 January 2013

Schedule B to Arbitration Agreement

In accordance with Article 1.1 of the [**] Rules, in addition to such other modifications of the [**] Rules as are contained in this Arbitration Agreement, the Parties to this Arbitration Agreement and to the Agreements modify the [**] Rules as follows:

a)	Notwithstanding Article 3.1 of the [**] Rules, a Notice of Arbitration may be given by any Arbitrating Party to multiple parties so as to join said parties into any pending arbitration and this Arbitration Agreement shall allow for multi-party arbitration involving third parties, fourth parties and any further additional parties.

b)	Notwithstanding Article 3.2 of the [**] Rules, arbitral proceedings under this Arbitration Agreement shall be deemed to commence on the date on which the Claimant’s Notice of Arbitration is received by the [**].

c)	Notwithstanding Article 3.3(g), Article 3.4(a) and Article 3.4(b) of the [**] Rules, the Notice of Arbitration shall not contain a proposal as to the number or appointment or the notification of the appointment of arbitrators (and, if made, any such proposal shall be disregarded).

d)	Notwithstanding Article 21.3 of the [**] Rules, any Arbitrating Party must make any counter-claim or claim for the purpose of set-off in its statement of defense and not at a later stage of the arbitral proceedings.

e)	Notwithstanding Article 22 of the [**] Rules, the arbitral tribunal shall, in considering whether it is appropriate to allow a party to amend or supplement a written communication (given the interests of economy, efficiency and the desire to avoid the risk of inconsistent awards), have particular regard to the multi-party nature of any arbitration proceeding, the consequences in terms of delay and the objective of resolving related Claims in a single arbitration involving all relevant Parties.

f)	Notwithstanding Article 25 of the [**] Rules, in considering whether an extension of a time-limit for the communication of written statements is justified, the arbitral tribunal shall have particular regard to the multi-party nature of any arbitration proceeding and the consequences in terms of delay.

g)	Notwithstanding Article 26 of the [**] Rules, no interim measures shall be sought or applied against the BIS in connection with any Dispute by either an arbitral tribunal established pursuant to this Arbitration Agreement or any judicial authority.

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Schedule G: Arbitration Agreement - 1 January 2013